EXHIBIT 99

EMERGENT BIOSOLUTIONS ANNOUNCES PRELIMINARY 2014 FINANCIAL RESULTS AND PROVIDES 2015 FINANCIAL OUTLOOK

■	2014 Preliminary Estimates:
■	Total revenues of $445 to $450 million, a 43% increase over 2013 (at midpoint)
■	GAAP net income of $36 to $38 million, a 19% increase over 2013 (at midpoint)
■	Adjusted net income of $53 to $55 million, a 49% increase over 2013 (at midpoint)
■	2015 Forecast:
■	Total revenues of $510 to $540 million, a 17% increase over 2014 (at midpoints)
■	GAAP net income of $50 to $60 million, a 49% increase over 2014 (at midpoints)
■	Adjusted net income of $60 to $70 million, or 20% increase over 2014 (at midpoints)

ROCKVILLE, MD, January 11, 2015—Emergent BioSolutions Inc. (NYSE: EBS) today announced preliminary unaudited 2014 financial results and provided guidance for 2015.

(I)  Preliminary Full Year 2014 Results (unaudited)

Revenue
For full year 2014, the company anticipates total revenues of $445 to $450 million, the midpoint of which represents a 43% increase over 2013.  This growth is driven by continued robust BioThrax sales, accounting for approximately $246 million, an expansion of the Biodefense division, initial revenues from the Biosciences product portfolio resulting from the Cangene acquisition, and success in partnering one of the Biosciences preclinical assets.

Net Income (GAAP and Non-GAAP)
For full year 2014, the company anticipates GAAP net income of $36 to $38 million, or $0.97 to $1.02 per basic share, the midpoint of which represents a 19% increase over 2013.  On a non-GAAP basis, the company anticipates full year 2014 adjusted net income of $53 to $55 million, or $1.42 to $1.47 per basic share, the midpoint of which represents a 49% increase over 2013 (see "Reconciliation of GAAP to Non-GAAP Net Income" for a definition of terms and a reconciliation table).  This growth reflects the continued strength and contribution from BioThrax sales as well as ongoing initiatives to control spending and increase operating efficiencies across the Biodefense and Biosciences divisions.

Cash and Cash Equivalents
For the full year 2014, the company anticipates cash and cash equivalents at year end of approximately $280 million.

Note
The preliminary 2014 financial results are subject to revision and will be finalized upon the completion of the Company's external audit, which is anticipated in early March 2015.  Once the external audit is completed, the Company may report financial results that could differ, and the differences could be material.

(II)  2015 Financial Outlook

Full Year 2015
For the full year of 2015, the company forecasts total revenues of $510 to $540 million, driven by growth in BioThrax sales which are anticipated to be between $270 to $285 million, continued domestic and international sales of the other Biodefense division products, incremental growth in product sales and services revenues from the Biosciences division and continued robust development funding through contracts, grants and collaborations revenues.  The company also forecasts full year 2015 GAAP net income of $50 to $60 million and non-GAAP adjusted net income of $60 to $70 million (see "Reconciliation of GAAP to Non-GAAP Net Income" for a definition of terms and a reconciliation table).

The company's outlook for 2015 does not include any estimates for potential new corporate development or other M&A transactions.

Q1 2015
For the first quarter of 2015, the company anticipates total revenues of $90 to $105 million.

(III) Reconciliation of GAAP to Non-GAAP Net Income

This press release contains a financial measure, adjusted net income, which is considered a "non-GAAP" financial measure under applicable Securities & Exchange Commission rules and regulations. This non-GAAP financial measure should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The company's definition of this non-GAAP measure may differ from similarly titled measures used by others. The non-GAAP financial measure used in this press release adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. The company views this non-GAAP financial measure as a means to facilitate management's financial and operational decision-making, including evaluation of the company's historical operating results and comparison to competitors' operating results. This non-GAAP financial measure reflects an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the company's business.

The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. The company is likely to exclude the following items from its non-GAAP adjusted net income (loss) in the future, the effect of which is uncertain but may be significant in amount:
■	Expenses related to completed and future acquisitions of other businesses, including transaction costs and integration costs;
■	Amortization of intangible assets;
■	Non-cash charges related to the impairment of intangible or tangible assets;
■	Expenses associated with restructuring activities, including but not limited to, accelerated depreciation, severance costs and lease abandonment charges; and
■	Other non-recurring charges.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety.

The following table provides a reconciliation of GAAP to Non-GAAP net income for the twelve months ended December 31, 2015, 2014 and 2013.

	Financial Results for the Years Ended December 31,
(in millions, except per share price)	2015 (Forecast)	2014 (Estimated)	2013 (Actual)	Source
GAAP Net Income	$50.0 to $60.0	$36.0 to $38.0	$31.1	NA
Adjustments:
Acquisition-related costs (transaction & integration)	2.0	9.0	3.8	SG&A
Non-cash amortization charges	11.0	9.0	--	COGS, SG&A, Other Income
Write-off of syndicated loans	--	2.0	--	Other Income
Impact of purchase accounting on inventory step-up	1.0	3.0	--	COGS
Restructuring and other	1.0	2.0	2.8	SG&A
Non-cash impairment charge	--	--	1.2	SG&A
Tax effect	(5.0)	(8.0)	(2.7)	NA
Total Adjustments	$10.0	17.0	5.1	NA
Non-GAAP Adjusted Net Income	$60.0 to $70.0	$53.0 to $55.0	$36.2	NA

ABOUT EMERGENT BIOSOLUTIONS INC.

Emergent BioSolutions is a specialty biopharmaceutical company seeking to protect and enhance life by offering specialized products to healthcare providers and governments to address medical needs and emerging health threats. Additional information about the company may be found at www.emergentbiosolutions.com.  Follow us on twitter: @emergentbiosolu

SAFE HARBOR STATEMENT

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including our financial guidance, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "forecasts", "estimates" and similar expressions in conjunction with, among other things, discussions of financial performance or financial condition, growth strategy, product sales, manufacturing capabilities, product development, regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including appropriations for BioThrax procurement; our ability to successfully integrate Cangene Corporation and the RSDL business and realize the potential benefits of these acquisitions; our ability to obtain new BioThrax sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax; availability of funding for our US government grants and contracts; our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods or at all; our ability to enter into selective collaboration arrangements; the timing of and our ability to achieve milestones in out-license and collaboration contracts; our ability to expand our manufacturing facilities and capabilities; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

###

Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Tracey Schmitt Vice President, Global Public Affairs and Corporate Responsibility (o) 240/631-3200 schmittt@ebsi.com